Exhibit 4(b)




[Date]



             Company Order and Officers' Certificate
              Unsecured Medium Term Notes, Series A




Bankers Trust Company, as Trustee
Four Albany Street
New York, New York  10015

Attn:  Corporate Trust Division

Gentlemen:

     Pursuant to Article Two of the Indenture, dated as of ___________________ 1, 1997 (as it may be amended or supplemented, the "Indenture"), from Kentucky Power Company (the "Company") to Bankers Trust Company, as trustee (the "Trustee") and the Resolutions of the Board of Directors of the Company dated August 25, 1997, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

     1.   The Company's Unsecured Medium Term Notes, Series A
          (the "Notes") are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit
          1.

     2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the lettered subsections of Section
          2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

               [Insert applicable terms]



     3. You are hereby requested to authenticate, from time to time after the date hereof and in the manner provided by the Indenture, such aggregate principal amount of the Notes as shall be set forth in Instructions (the "Instructions") in substantially the form attached hereto as Exhibit 2.

     4. You have been furnished with a supply of Notes prepared in compliance with the Indenture and the Board Resolutions referred to above. Before authenticating Notes in the principal amount specified in any of the Instructions, you are requested to complete such Notes as directed by such Instructions.

     5. You are hereby requested to deliver the Notes authenticated pursuant to each of the Instructions to the party or parties named therein in accordance with the Administrative Procedures attached as Exhibit A to the Selling Agency Agreement dated __________________, 1997, between the Company and each of the agents named therein.

     6.   Concurrently with this Company Order, an Opinion of
          Counsel is being delivered to you under Sections 2.04 and 13.06 of the Indenture.

     7.   The undersigned _________________________ and
          _________________________, the ____________________ and
          _________________________, respectively, of the Company
          do hereby certify that:

            (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

           (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

          (iii) we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

           (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

            (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

     Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

                              Very truly yours,

                              KENTUCKY POWER COMPANY



                              By:________________________________

                                 ________________________________



                              And:_______________________________

                                  _______________________________


ACKNOWLEDGED BY TRUSTEE



By:___________________________

   ___________________________







[H:\FINANCE\KPCO\EDDOCS\S3EXH-4B]

                                                        Exhibit 1


[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.


                     KENTUCKY POWER COMPANY
              Unsecured Medium Term Note, Series A

CUSIP:                             Original Issue Date:

Stated Maturity Date:              Interest Rate:

Principal Amount:

Redeemable:    Yes ____  No ____
In Whole:      Yes ____  No ____
In Part:       Yes ____  No ____

Initial Redemption Date:

Redemption Limitation Date:

Initial Redemption Price:

Reduction Percentage:

     KENTUCKY POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing (except as provided in the following sentence) with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided however that if the Original Issue Date of this Note shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Original Issue Date and shall be paid to the Person in whose name this Note was registered on the Regular Record Date for such second Interest Payment Date; and provided further, that interest payable on the Stated Maturity Date shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity Date is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than interest payable on redemption or maturity) will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment. Interest payable on any Redemption Date or Stated Maturity Date shall be payable to the person to whom the principal is paid. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register.

     This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ___________, 199___ duly executed and delivered between the Company and Bankers Trust Company, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     If so specified on the face hereof and subject to the terms of Article Three of the Indenture, this Note is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or, if specified, in part, at the election of the Company, at the applicable redemption price (as described below) plus any accrued but unpaid interest to the date of such redemption. Unless otherwise specified on the face hereof, such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Note to be redeemed.

     Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem any Note of this series and Tranche as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost the Company (similarly calculated) of this Note.

     This Note shall be redeemable to the extent set forth herein and in the Indenture upon not less than thirty, but not more than sixty, days previous notice by mail to the registered owner.

     The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and Tranche and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption.

     In the event of redemption of this Note in part only, a new
Note or Notes of this series and Tranche, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security (as defined in the Indenture) that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note so affected, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Note then outstanding and affected thereby or (iii) reduce the aforesaid percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series and Tranche are exchangeable for a like aggregate principal amount of Notes of this series and Tranche of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated ____________________


                                   KENTUCKY POWER COMPANY



                                   By:_________________________


Attest:


By:___________________________





             (FORM OF CERTIFICATE OF AUTHENTICATION)

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


BANKERS TRUST COMPANY
as Trustee or as Authentication Agent



By:___________________________
     Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.



Dated:________________________     ___________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").





[H:\FINANCE\KPCO\EDDOCS\S3EXH-4B]

                                                        Exhibit 2


Instruction No.


             Unsecured Medium Term Notes, Series ___

                          INSTRUCTIONS



To:________________________________, as Trustee

Trade or sale date:

Principal Amount:  $______________________

Stated Maturity Date:  __________________________

Interest Rate:  ______%

Redemption Provisions:

     Redeemable:  Yes___   No___

                  In Whole:  Yes___   No___

                  In Part:  Yes___   No___

                  Initial Redemption Date: ______________________

                  Redemption Limitation Date:____________________

                  Initial Redemption Price:  ______%

                  Reduction Percentage:  _______%

Issue Date:  ___________________________

Issue Price:  ______%

Presenting Agent's Commission:  ______%

Net Proceeds to Company:  ______%

CUSIP No.:  _____________________

Account number of participant
account maintained by DTC on
behalf of Presenting Agent:
______________________________________

Account number of participant
account maintained by DTC on
behalf of Trustee:
________________________________________________

Each Presenting Agent's name
and proportionate amount of
Global Note:
_____________________________________________________

_________________________________________________________________

Name in which the Note is to be registered (Registered Owner):

          Cede & Co.

Address and taxpayer identification number of Registered Owner and address for payment:

          The Depository Trust Company
          55 Water Street
          New York, NY  10041
          #13-2555119

Original Issue Discount Note:  Yes___   No___

Yield to Maturity:  ________%

Initial Accrual Period:
__________________________________________

Account of Company into which net
proceeds are to be deposited:  ____________________

Any Other Book-Entry Note represented by Global Security (to the extent known):

_________________________________________________________________



                                   KENTUCKY POWER COMPANY



                                   By:_________________________
                                      (President, Vice President,
                                             or Treasurer)


[H:\FINANCE\KPCO\EDDOCS\S3EXH-4B]